Exhibit 99.3

ONCOTHYREON TO BEGIN TRADING TODAY ON NASDAQ AND TSX

Bellevue, Washington - December 11, 2007 - Oncothyreon Inc. (Nasdaq: ONTY) (TSX:ONY) today announced that its common stock will begin trading on the Nasdaq Global Market under the symbol ONTY and on the Toronto Stock Exchange under the symbol ONY at the opening of trading today.  Oncothyreon Inc. is the new name for the former Biomira Inc., as the result of a plan of arrangement under which Biomira has moved its jurisdiction of incorporation from Canada to the state of Delaware in the United States.  Shareholders of the former Biomira received one share of Oncothyreon common stock for each six shares of Biomira that they held, and the trading price today will reflect this effective reverse split.

“Today represents a major milestone in our plan for Oncothyreon to become a leading developer of innovative therapeutic products in oncology,” said Robert L. Kirkman, M.D. President and Chief Executive Officer of Oncothyreon.  “Oncothyreon begins its new existence with a strong product pipeline of therapeutic vaccines and targeted small molecules for the treatment of cancer.  We intend to focus on moving this pipeline forward as rapidly as possible, both through internal efforts and potential partnerships, while we continue to seek new product opportunities through in-licensing and acquisition.”

About Oncothyreon
Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer. Oncothyreon’s goal is to develop and commercialize novel synthetic vaccines and targeted small molecules that have the potential to improve the lives and outcomes of cancer patients.

Forward-Looking Statements
In order to provide Oncothyreon's investors with an understanding of its current intentions and future prospects, this release contains statements that are forward looking, including statements relating to the clinical development of its products and future business plans. These forward-looking statements represent Oncothyreon's intentions, plans, expectations and beliefs and are based on its management's experience and assessment of historical and future trends and the application of key assumptions relating to future events and circumstances.

Forward-looking statements involve risks and uncertainties, including risks and uncertainties related to Oncothyreon's business and the general economic environment. Many of these risks and uncertainties are beyond Oncothyreon's control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements. Risks, uncertainties, and assumptions include those predicting the speed of clinical development of Oncothyreon’s products and future business plans and the other risks and uncertainties described in the reports and other documents filed by either Biomira Inc. or Oncothyreon Inc. with the SEC and/or Canadian regulatory authorities.

Although Oncothyreon believes that any forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of the risks and uncertainties associated with Oncothyreon, you are encouraged to review the official corporate documents filed by either Biomira Inc. or Oncothyreon Inc. with the securities regulators in United States and Canada with the SEC and on SEDAR.  Oncothyreon is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Investor and Media Relations Contact:
Julie Rathbun
Rathbun Communications
206-769-9219
ir@oncothyreon.com

ONCOTHYREON INC., 110 - 110th Avenue NE, Bellevue, WA 98004
Tel: (425) 450-0370   Fax:  (425) 450-0371
ONCOTHYREON CANADA INC.  2011 - 94 St. Edmonton, AB, Canada  T6N 1H1
Tel:  (780) 450-3761   Fax:  (780) 463-0871
http://www.oncothyreon.com